EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-272862) on Form S-3 and (Nos. 333-272863, 333-256355, 333-230134, 333-189782, 333-169548, 333-146443, 333-127225, 333-106561, 333-40032, 333-33713, 333-26099, and 333-262455) on Form S-8 of our reports dated February 28, 2025, with respect to the consolidated financial statements of WSFS Financial Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2025